Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of April 7, 2025 (this “Amendment”), among VCSL FUNDING 1 LLC, as borrower (the “Borrower”), VISTA CREDIT STRATEGIC LENDING CORP., as servicer (the “Servicer”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as facility agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”), and DBNY, as agent (in such capacity, an “Agent”) and as committed lender (in such capacity, a “Lender”).

WHEREAS, the Borrower, Vista Credit Strategic Lending Corp., as equityholder, the Servicer, State Street Bank and Trust Company, as the collateral agent and the collateral custodian, the Agents from time to time parties thereto, the Lenders from time to time parties thereto and the Facility Agent are party to the Loan Financing and Servicing Agreement, dated as of June 26, 2024 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Servicer, the Agents, the Lenders and the Facility Agent have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

AMENDMENTS

Section 2.1 Amendments to the Loan Agreement. As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

Section 2.2 Amendments to the Exhibits and Schedules. As of the date of this Amendment, the Exhibits and Schedules is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Exhibits and Schedules attached as Appendix B hereto.

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ARTICLE III

CONDITIONS TO EFFECTIVENESS

Section 3.1 This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto; and

(b) all fees (including reasonable and documented fees, disbursements and other charges of counsel) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 The Borrower and the Servicer hereby represent and warrant to the Facility Agent, the Agents and the Lenders that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

MISCELLANEOUS

Section 5.1 Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, RELATING TO OR ARISING OUT OF THIS AMENDMENT OR TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 5.2 Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.3 Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

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Section 5.4 Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

Section 5.5 Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

VCSL FUNDING 1 LLC, as Borrower

By:	/s/ Gregory Galligan
Name: Gregory Galligan
Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Loan Financing and Servicing Agreement]

VISTA CREDIT STRATEGIC LENDING CORP. as Servicer

By:	/s/ Gregory Galligan
Name: Gregory Galligan
Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Loan Financing and Servicing Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel
Name: Amit Patel
Title: Managing Director

By:	/s/ Erica Flor
Name: Erica Flor
Title: Director

[Signature Page to Amendment No. 2 to Loan Financing and Servicing Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender

By:	/s/ Amit Patel
Name: Amit Patel
Title: Managing Director

By:	/s/ Erica Flor
Name: Erica Flor
Title: Director

[Signature Page to Amendment No. 2 to Loan Financing and Servicing Agreement]

APPENDIX A

Loan Agreement Amendments

EXECUTION VERSION

Conformed through Amendment No. ~~1~~2 dated ~~December 10~~April 7, ~~2024~~2025

LOAN FINANCING AND SERVICING AGREEMENT

dated as of June 26, 2024

VCSL FUNDING 1 LLC,

as Borrower

VISTA CREDIT STRATEGIC LENDING CORP.,

as Equityholder and as Servicer

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

and

STATE STREET BANK AND TRUST COMPANY,

as Collateral Agent and as Collateral Custodian

EXHIBIT A	Form of Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Advance Request
EXHIBIT C-2	Form of Reinvestment Request
EXHIBIT C-3	Form of Electronic Asset Approval Request
EXHIBIT C-4	Form of Prepayment Notice
EXHIBIT C-5	Form of Electronic Asset Approval Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Joinder Agreement
EXHIBIT F-1	Authorized Representatives of Servicer
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H	Schedule of Collateral Obligations Certification

SCHEDULE 1	Diversity Score Calculation
SCHEDULE 2-A	Moody’s 32 Industry Classification Group List
SCHEDULE 2-B Moody’s 35 Industry Classification Group List
SCHEDULE 3	Collateral Obligations
SCHEDULE 4	Responsible Officers

ANNEX A	Notice Information
ANNEX B	Commitments

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the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without qualification) and (b) any applicable law of a member state of the European Union implementing the AIFMD.

“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a) the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate;

(b) 1⁄2 of one percent above the Federal Funds Rate; and

(c) 0.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections in the Collection Account with respect to the related Accrual Period (excluding any Collections necessary to settle the acquisition of Eligible Collateral Obligations), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Closing Date in the case of the first Distribution Date).

“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.31(a).

“Anti-Money Laundering Laws” has the meaning set forth in Section 9.30(b).

“Applicable Banking Law” means, for any Person, all existing and future laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to anti-bribery and corruption, the funding of terrorist activities and money laundering, including the Anti-Money Laundering Laws, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, other applicable anti-bribery and corruption legislation, and Section 326 of the USA Patriot Act.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (i) during the Revolving Period, ~~2.40~~2.15% per annum and (ii) after the Revolving Period, ~~2.90~~2.30% per annum; provided that, during any period while an Event of Default has occurred and is continuing, the Applicable Margin otherwise in effect shall be increased by the addition thereto of 2.00% per annum; provided, further, that, if the Borrower has issued an Equity Cure Notice pursuant to Section 13.1(e)(y) or Section 13.1(r)(y) and the Event of Default is not cured within the applicable cure period, the Applicable Margin in effect shall be increased (without duplication of any increase due to the foregoing proviso) by the addition thereto of 3.00% per annum.

(a) the excess, if any and without duplication, of the sum of the Collateral Obligation Amounts of all Eligible Collateral Obligations that are Broadly Syndicated Stretch First Lien Loans, Middle Market Stretch First Lien Loans, Multiple of Recurring Revenue Stretch Loans, Broadly Syndicated Second Lien Loans or Middle Market Second Lien Loans over 15.0% of the Excess Concentration Measure; provided that the sum of the Collateral Obligation Amounts of all Eligible Collateral Obligations that are Broadly Syndicated Second Lien Loans, Middle Market Second Lien Loans or FILO Loans shall not exceed 5.0% of the Excess Concentration Measure;

(b) the excess, if any, of the sum of the Collateral Obligation Amounts of all Eligible Collateral Obligations that are obligations of any single Obligor (other than an Obligor described in the following proviso) over 5.0% of the Excess Concentration Measure; provided, that with respect to any three (3) Obligors that represent Collateral Obligation Amounts of all Eligible Collateral Obligations in excess of all other single Obligors, the sum of the Collateral Obligation Amounts of all Eligible Collateral Obligations that are obligations of each of such Obligors may be up to 7.5% of the Excess Concentration Measure;

(c) the excess, if any, of the sum of the Collateral Obligation Amounts of all Eligible Collateral Obligations in any single Moody’s Industry Classification (other than a Moody’s Industry Classification described in the following proviso) over 10.0% of the Excess Concentration Measure; provided that (x) the sum of the Collateral Obligation Amounts of all Eligible Collateral Obligations with Obligors in the largest Moody’s Industry Classification in excess of all other Moody’s Industry Classifications may be up to (i) if in the “~~Services: Business” Moody’s Industry Classification, “~~High Tech Industries” Moody’s Industry Classification ~~or the “Banking, Finance, Insurance & Real Estate~~, 37.5% of the Excess Concentration Measure, (ii) if in the “Services: Business” Moody’s Industry Classification, 30.0% of the Excess Concentration Measure, or (~~ii~~iii) otherwise, 25.0% of the Excess Concentration Measure, (y) the sum of the Collateral Obligation Amount of all Eligible Collateral Obligations with Obligors in the second largest Moody’s Industry Classification may be up to (i) if in the “High Tech Industries” Moody’s Industry Classification or the “Services: Business” Moody’s Industry Classification, 25.0% of the Excess Concentration Measure, or (ii) otherwise, 20.0% of the Excess Concentration Measure, and (z) the sum of the Collateral Obligation Amount of all Eligible Collateral Obligations with Obligors in the third largest Moody’s Industry Classification may be up to 17.5% of the Excess Concentration Measure; provided further, subject to the above limitation, that the sum of the Collateral Obligation Amounts of all Eligible Collateral Obligations with Obligors in (1) “Utilities: Oil & Gas”, “Corp-Energy: Oil & Gas” and “Corp-Metals & Mining” Moody’s Industry Classifications may in the aggregate be up to 10% of the Excess Concentration Measure and (2) “Retail” Moody’s Industry Classification may be up to 10% of the Excess Concentration Measure;

(d) the excess, if any, of the sum of the Collateral Obligation Amounts of all Eligible Collateral Obligations that are Fixed Rate Collateral Obligations that are not subject to a qualifying Hedging Agreement pursuant to Section 10.6 over 10.0% of the Excess Concentration Measure;

are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to an assignment request by the Borrower under Section 17.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any withholding Taxes imposed under FATCA.

“Executive Officer” means, with respect to the Borrower, the Servicer or the Equityholder, the Chief Executive Officer, the Chief Operating Officer of such Person or any other Person included on the incumbency certificate of the Borrower, Servicer or Equityholder, as applicable, delivered pursuant to Section 6.1(g) and, with respect to any other Person, the President, Chief Financial Officer or any Vice President.

“Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the end of the Revolving Period, $~~200,000,000~~275,000,000 , unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the Advances outstanding.

“Facility Termination Date” means the earliest to occur of (i) the date that is two (2) years from the end of the Revolving Period, (ii) the date on which the term of the Equityholder’s existence ends and (iii) the effective date on which the facility hereunder is terminated and all of the outstanding principal amount of the Advances and the other Obligations have become due and payable pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“FILO Loan” means any Loan that (i) becomes, by its terms, subordinate in right of payment to one or more other obligations of the related Obligor, in each case issued under the same Underlying Instruments as such Loan, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body), and (iii) the Servicer determines in good faith that the value of the collateral or the enterprise value securing the Loan on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided that FILO Loans with an attaching Leverage Multiple greater than or equal to 2.50x will be treated as Second Lien Loans.

~~“First Amendment Effective Date” means December 10, 2024.~~

“First Lien Broadly Syndicated Loan” means any First Lien Loan that (i) is a broadly syndicated commercial loan, (ii) has a tranche size of $200,000,000 or greater, (iii) as of the date such Loan was added to the Collateral, the relevant Obligor has an EBITDA for the prior twelve calendar months of at least $40,000,000 or such lower amount as set forth in the applicable Asset Approval Request (as approved by the Facility Agent in its sole discretion) (after giving pro forma effect to any acquisition in connection therewith) and (iv) at the time such Loan was added to the Collateral, it is (A) either rated by two of S&P, Moody’s or Fitch (or the relevant Obligor is rated by two of S&P, Moody’s or Fitch) and such ratings are not lower than “B3” by Moody’s, “B-” by S&P and “B-” by Fitch respectively and (B) is actively quoted by two (2) Qualified Broker-Dealers and such quotes have been determined with respect to such Loan by Loan X Mark-It Partners, Loan Pricing Corporation or another nationally recognized pricing service.

“First Lien Loan” means any Loan that (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of specified collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable Underlying Instruments, and liens accorded priority by law in favor of any Official Body), and (iii) the Servicer determines in good faith that the value of the collateral securing the loan (or the enterprise value of the underlying business) on or about the time of origination equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided that, with respect to any Loan that would otherwise be a First Lien Loan but for the fact that such Loan is subordinated in right of payment to other obligations of the applicable Obligor, such Loan will be deemed to be a First Lien Loan for all purposes hereunder so long as (a) all such obligations that are senior to such Loan do not exceed an amount equal to the product of (i) 25% multiplied by (ii) the aggregate principal amount of senior tranches of such credit facility (including any such revolving tranche or senior tranche as well as the “first lien” tranche acquired by the Borrower) and (b) all such obligations that are senior to such Loan do not represent more than 1.0x of leverage (or, with are Fixed Rate Collateral Obligations included in the Collateral on such date is equal to or greater than 6.00%.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread of all Eligible Collateral Obligations included in the Collateral on such date is equal to or greater than 5.00%.

“Monthly Report” means a monthly report in the form of Exhibit D prepared as of the close of business on each Reporting Date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Industry Classification” means the industry classifications set forth in Schedule 2-A hereto (and, solely with respect to the Excess Concentration Amount, Schedule 2- B hereto), as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if (i) Moody’s publishes revised industry classifications and (ii) the application of such revised industry classifications to this facility is necessary to avoid an increased regulatory capital charge for the Facility Agent or its Affiliates that are Lenders hereunder.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise.

“Multiple of Recurring Revenue Loans” means any Loan that is structured based on a multiple of the related Obligor’s Revenue.

“Multiple of Recurring Revenue Stretch Loans” means any portion of a Multiple of Recurring Revenue Loan that is designated as a “Multiple of Recurring Revenue Stretch Loan” in the applicable Asset Approval Request (as approved by the Facility Agent in its sole discretion).

“Necessary Criteria” means a Multiple of Recurring Revenue Loan that as of the related Cut-Off Date satisfies the following criteria: (a) the related Obligor has annualized Revenue of at least $50,000,000, (b) such Loan has an Effective Loan Level LTV of no greater than 30.0%, and (c) such Loan has a Debt-to-Recurring-Revenue Ratio of no greater than 3.0x for sponsor backed Obligors and no greater than 2.25x for non-sponsor backed Obligors; provided that if any Multiple of Recurring Revenue Loan fails to satisfy the Necessary Criteria as of the related Cut-Off Date but satisfies the Necessary Criteria on any subsequent date of determination, the Servicer may request that the Facility Agent consent to such Multiple of Recurring Revenue Loan being deemed to satisfy the Necessary Criteria.

“Non-Sustainable Obligor” means any Obligor (a) currently engaged (i) in activities within or in close proximity to World Heritage Sites that might impact the outstanding universal values of the site as defined by UNESCO, (ii) in activities located in or involving the clearing of primary tropical moist forests, illegal logging or uncontrolled and/or illegal use of fire (iii) as an upstream producer and / or processor of palm oil and palm fruit products that is not a member or certified in accordance with the Roundtable on Sustainable Palm Oil (“RSPO”) or time-bound

“Sanctions” has the meaning set forth in Section 9.30(a).

“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request and each Reinvestment Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the Borrower or the Facility Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests and Reinvestment Requests.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal and/or interest in accordance with the terms of the related Underlying Instrument.

“Second Amendment Effective Date” means April 7, 2025.

“Secured Indebtedness” means, with respect to a Person as of a given date, all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property.

“Secured Parties” means, collectively, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, each Lender, the Facility Agent, each Agent, each other Affected Person, Indemnified Party and Hedge Counterparty and their respective permitted successors and assigns.

“Securities Intermediary” means the Collateral Agent, or any subsequent institution acceptable to the Facility Agent at which the Accounts are kept.

“Securitization Closing Date” has the meaning set forth in the definition of “Ramp-up Period” in this Section 1.1.

“Servicer” means initially Vista Credit Strategic Lending Corp., or any successor servicer appointed pursuant to this Agreement.

“Servicer Default” means the occurrence of one of the following events:

(a) any failure by the Servicer to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom, in each case continues unremedied for a period of two Business Days (or in the event of a failure due to an administrative error, which continues unremedied for a period of five Business Days after the date on which a Responsible Officer of the Servicer acquires actual knowledge thereof);

(b) failure on the part of the Servicer duly to observe or to perform in any respect any other covenant or agreement of the Servicer set forth in this Agreement which failure continues unremedied for a period of 30 days after the date on which written notice of such failure shall have been given to the Servicer by the Borrower, the Collateral Agent or the Facility Agent;

“Supported QFC” has the meaning set forth in Section 17.21.

“Tangible Net Worth” means, with respect to any Person, the consolidated assets minus the consolidated liabilities of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Target Portfolio Amount” means $~~350,000,000~~481,250,000 , as such amount shall be increased pursuant to Section 2.8 or decreased pursuant to Section 2.5 pro rata (or as otherwise agreed to by the Facility Agent in its sole discretion) in connection with any increase or decrease, as applicable, in the Facility Amount.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any calculation with respect to an Advance (other than an Advance bearing interest at the Alternate Base Rate), the greater of (i) 0.50% and (ii) the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the relevant Accrual Period, as such rate is published by the Term SOFR Administrator.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Facility Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR” in this Section 1.1.

“Term SOFR Reference Rate” means the forward-looking term rate per annum based on SOFR as published by the Term SOFR Administrator.

“Transaction Documents” means this Agreement, the Notes, the Sale Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Fee Letter, the Account Control Agreement, any Joinder Agreement and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered in connection with this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“UK AIFM Regulations” means the UK Alternative Investment Fund Managers Regulations 2013.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom rata) by an amount up to an additional $300,000,000, (ii) increase the Commitment of any Lender Group, and/or (iii) add additional Lender Groups, in each case which shall increase the Facility Amount by the amount of the Commitment of each such existing or additional Lender Group. Any increase pursuant to this Section 2.8 shall be attempted in good faith first pursuant to clause (i), second pursuant to clause (ii) and third pursuant to clause (iii) above.

(b) The Borrower (i) may, at any time after the ~~First~~Second Amendment Effective Date ~~but before the date that is three~~until at least two (~~3~~2) Business Days prior to the earlier of: (x) the end of the Revolving Period and (y) the three month anniversary of the ~~First~~Second Amendment Effective Date and (ii) shall, no later than the date that is two (2) Business Days prior to the earlier of: (x) the end of the Revolving Period and (y) the three month anniversary of the Second Amendment Effective Date, deliver a written notice (the “Increase Notice”) to the Facility Agent and the Collateral Agent (~~x~~A) certifying that (~~i~~I) no Event of Default or Unmatured Event of Default has occurred and is continuing and (~~ii~~II) the representations and warranties of the Borrower and the Servicer contained in this Agreement and the other Transaction Documents are true and correct in all material respects on and as of such day and (~~y~~B) requesting an increase of the Commitment of DBNY, as Lender (the amount so requested being the “Increased Facility Amount”); provided that ~~any such~~the increase under clause (ii) above shall cause the Commitment of DBNY to equal an aggregate amount of $325,000,000; provided, further, that any increases under both clause (i) and clause (ii) above shall not cause the Commitment of DBNY to exceed an aggregate amount of $350,000,000. Upon the payment in full of all Fees due under any Fee Letter, occurring on such date in connection with an Increased Facility Amount, the Facility Amount shall be increased by such Increased Facility Amount on the ~~third~~next Business Day immediately following the receipt of the applicable Increase Notice by the Facility Agent and the Collateral Agent.

Section 2.9 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) any payment of principal, interest, fees or other amounts received by the Collateral Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Facility Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Facility Agent hereunder; second, as the Borrower may request (so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Facility Agent in its sole discretion)), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Facility Agent; third, if so determined by the Facility Agent or the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Advances under this Agreement; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender

Section 10.19 Obligor Payment Instructions. The Borrower acknowledges that the power of attorney granted in Section 13.10 to the Collateral Agent permits the Collateral Agent to send (at the Facility Agent’s written direction after the occurrence of an Event of Default) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral and the obligation to make payments as directed by the Collateral Agent (at the written direction of the Facility Agent). The Borrower further agrees that it shall (or it shall cause the Servicer to) provide prompt notice to the Facility Agent of any misdirected or errant payments made by any Obligor with respect to any Collateral Obligation and direct such Obligor to make payments as required hereunder.

Section 10.20 Delivery of Collateral Obligation Files. (a) The Borrower (or the Servicer on behalf of the Borrower) shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the following e-mail addresses (for electronic copies): amit.patel@db.com, ~~james.kwak@db.com,~~ erica.flor@db.com and christina.flowers@db.com) the Collateral Obligation Files identified on the related Document Checklist promptly upon receipt but in no event later than five (5) Business Days of the related Funding Date; provided that any file-stamped document included in any Collateral Obligation File shall be delivered as soon as they are reasonably available (even if not within five (5)Business Days of the related Funding Date); provided, further, that in accordance with Section 1.2(l), the foregoing deliveries may be satisfied by the Borrower (or the Servicer on behalf of the Borrower) by posting such Collateral Obligation Files to the Data Room. In addition, upon request therefor by the Facility Agent, promptly following the occurrence of an Event of Default, the Borrower shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the email addresses set forth above) a fully executed assignment in blank for each Collateral Obligation for which the Servicer, the Equityholder, the Management Company or any of their respective Affiliates is the lead loan agent.

(b) The Borrower shall deliver the following: (i) all Asset Approval Requests to lenderfinance_collatreview@list.db.com, (ii) Monthly Reports delivered in connection with Section 8.5 to csg.india@db.com, abs.conduits@db.com, dbinvestor@list.db.com, amit.patel~~@db.com, james.kwak~~@db.com, erica.flor@db.com and christina.flowers@db.com, (iii) requests or notices delivered in accordance with Sections 2.2, 2.4 or 8.3(b), to abs.conduits@db.com, lenderfinance_collatreview@list.db.com, amit.patel~~@db.com, james.kwak~~@db.com, erica.flor@db.com and christina.flowers@db.com and (iv) obligor reports delivered in connection with Section 7.5(l) to gcrt.ratingrequests@db.com and lenderfinance_collatreview@list.db.com.

Section 10.21 ERISA.

(a) The Borrower will not become a Benefit Plan Investor at any time while any Obligations are outstanding.

(b) The Borrower will not take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 406(a)(1)(B) of ERISA or Section 4975(c)(1)(B) of the Code that would subject any Lender to any tax, penalty, damages, or any other claim for relief under ERISA or the Code.

Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, that such reasonable costs and expenses cannot exceed the amounts requested as compensation under Section 5.1 or that the Borrower is or will be required to pay on account of Indemnified Taxes or additional amounts pursuant to Section 4.3.

(b) At any time there is more than one Lender, the Borrower shall be permitted, at its sole expense and effort, to replace any Lender, except (i) the Facility Agent or (ii) any Lender which is administered by the Facility Agent or an Affiliate of the Facility Agent, that (a) requests reimbursement, payment or compensation for any amounts owing pursuant to Section 4.3 or Section 5.1 or (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts pursuant to Section 4.3 or Section 5.1, unless such Lender designates a different lending office before such change in law becomes effective pursuant to Section 17.16(a) and such alternate lending office obviates the need for the Borrower to make payments of additional amounts pursuant to Section 4.3 or Section 5.1 or (c) that has delivered written notice to the Borrower that, in accordance with the definition of “Base Rate” the Yield payable to it shall be based upon the Alternate Base Rate rather than Term SOFR, (d) has not consented to any proposed amendment, supplement, modification, consent or waiver, each pursuant to Section 17.2 or (d) becomes a Defaulting Lender; provided, that (i) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Advance, (ii) the replacement financial institution shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement, (iii) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Facility Agent, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 15.4(a), (v) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Taxes, as the case may be, (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Facility Agent or any other Lender shall have against the replaced Lender, and (vii) if such replacement is being effected as a result of a Lender requesting compensation pursuant to Section 4.3 or Section 5.1, such replacement, if effected, will result in a reduction in such compensation or payment thereafter and (viii) if such replacement is being effected as a result of a Lender requiring its Yield to be calculated based on the Alternate Base Rate rather than Term SOFR, such replacement, if effected, will result in all Yield continuing to be calculated based upon Term SOFR. Notwithstanding anything contained to the contrary in this Agreement, no Lender removed or replaced under the provisions hereof shall have any right to receive any amounts set forth in Section 2.5(b) in connection with such removal or replacement. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 17.17 Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of any New York State or Federal court sitting in New York ~~City~~County in any action or proceeding, whether in contract, tort or otherwise and whether at law or in equity, arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

One Columbus Circle

New York, New York 10019

Attention: Asset Finance Department

Email: amit.patel@db.com, ~~james.kwak@db.com,~~ erica.flor@db.com,

christina.flowers@db.com, abs.conduits@db.com, lenderfinance_collatreview@list.db.com

DEUTSCHE BANK AG, NEW YORK BRANCH,

as an Agent and as a Committed Lender

One Columbus Circle

New York, New York 10019

Attention: Asset Finance Department

Email: amit.patel@db.com, ~~james.kwak@db.com,~~ erica.flor@db.com,

christina.flowers@db.com, abs.conduits@db.com, lenderfinance_collatreview@list.db.com

A-2

Annex B

Lender	Commitment
Deutsche Bank AG, New York Branch	$	~~200,000,000~~275,000,000

APPENDIX B

Exhibits and Schedules Amendments

Conformed through Amendment No. 2 dated April 7, 2025

SCHEDULES AND EXHIBITS

TO

LOAN FINANCING AND SERVICING AGREEMENT

Dated as of June 26, 2024

(VCSL Funding 1 LLC)

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Advance Request
EXHIBIT C-2	Form of Reinvestment Request
EXHIBIT C-3	Form of Electronic Asset Approval Request
EXHIBIT C-4	Form of Prepayment Notice
EXHIBIT C-5	Form of Electronic Asset Approval Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Joinder Agreement
EXHIBIT F-1	Authorized Representatives of Servicer
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H	Schedule of Collateral Obligations Certification

SCHEDULES

SCHEDULE 1	Diversity Score Calculation
SCHEDULE 2-A	Moody’s 32 Industry Classification Group List
SCHEDULE 2-B	Moody’s 35 Industry Classification Group List
SCHEDULE 3	Collateral Obligations
SCHEDULE 4	Responsible Officers

EXHIBIT C-1

FORM OF ADVANCE REQUEST

Deutsche Bank AG, New York Branch

as Facility Agent

One Columbus Circle

New York, NY 10019

Attention: Asset Finance Department

Email: amit.patel@db.com, ~~james.kwak@db.com,~~ erica.flor@db.com,

christina.flowers@db.com, abs.conduits@db.com, lenderfinance_collatreview@list.db.com

State Street Bank and Trust Company

as Collateral Agent

1776 Heritage Drive JAB2

North Quincy, MA 02171

Attention: Timothy Bias

State Street Alternative Investment Solutions

Telephone: (617) 664-0771

Emil: tabias@statestreet.com

   , 20

RE:  Advance Request: [$   ]

Gentlemen and Ladies:

This Advance Request is delivered to you pursuant to Section 2.2 of the Loan Financing and Servicing Agreement, dated as of June 26, 2024 (together with all amendments or any other modifications, if any, from time to time made thereto, the “Loan Financing Agreement”), among VCSL Funding 1 LLC, as Borrower (the “Borrower”), Vista Credit Strategic Lending Corp., as Equityholder and as Servicer, State Street Bank and Trust Company, as Collateral Agent and as Collateral Custodian, the Agents and Lenders from time to time parties thereto, and Deutsche Bank AG, New York Branch, as Facility Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Financing Agreement.

The Borrower hereby requests that:

1.	An Advance be made in the aggregate amount of $ , and by each Lender in the following amounts:

Lender	Advances

C-1-1

EXHIBIT C-2

FORM OF REINVESTMENT REQUEST

Deutsche Bank AG, New York Branch

as Facility Agent

One Columbus Circle

New York, NY 10019

Attention: Asset Finance Department

Email: amit.patel@db.com, ~~james.kwak@db.com,~~ erica.flor@db.com,

christina.flowers@db.com, abs.conduits@db.com, lenderfinance_collatreview@list.db.com

State Street Bank and Trust Company

as Collateral Agent

1776 Heritage Drive JAB2

North Quincy, MA 02171

Attention: Timothy Bias

State Street Alternative Investment Solutions

Telephone: (617) 664-0771

Emil: tabias@statestreet.com

   , 20

RE:  Reinvestment Request: [$   ]

Gentlemen and Ladies:

This Reinvestment Request is delivered to you pursuant to Section 8.3(b) of the Loan Financing and Servicing Agreement, dated as of June 26, 2024 (together with all amendments or any other modifications, if any, from time to time made thereto, the “Loan Financing Agreement”), among VCSL Funding 1 LLC, as Borrower (the “Borrower”), Vista Credit Strategic Lending Corp., as Equityholder and as Servicer, State Street Bank and Trust Company, as Collateral Agent and as Collateral Custodian, the Agents and Lenders from time to time parties thereto, and Deutsche Bank AG, New York Branch, as Facility Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Financing Agreement.

The Borrower hereby requests that the Collateral Agent provide to the Borrower, the Servicer and the Facility Agent, by facsimile or by email (to be received no later than 1:30 p.m. New York time on the date hereof), a statement reflecting the total amount on deposit on the date hereof in the Collection Account.

The Borrower hereby requests that:

1.	The Collateral Agent withdraw from the Collections held in the Collection Account an amount equal to [$ ] (the “Reinvestment Amount”).

C-2-1

EXHIBIT C-3

FORM OF ELECTRONIC ASSET APPROVAL REQUEST

Deutsche Bank AG, New York Branch

as Facility Agent

Email: amit.patel@db.com, ~~james.kwak~~erica.flor@db.com, christina.flowers@db.com,

lenderfinance_collateralreview@list.db.com

State Street Bank and Trust Company

as Collateral Agent

Emil: tabias@statestreet.com

   , 20

RE:  Asset Approval Request

Gentlemen and Ladies:

This Electronic Asset Approval Request is delivered to you via email pursuant to Section 6.2(h) of the Loan Financing and Servicing Agreement, dated as of June 26, 2024 (together with all amendments or any other modifications, if any, from time to time made thereto, the “Loan Financing Agreement”), among VCSL Funding 1 LLC, as Borrower (the “Borrower”), Vista Credit Strategic Lending Corp., as Equityholder and as Servicer, State Street Bank and Trust Company, as Collateral Agent and as Collateral Custodian, the Agents and Lenders from time to time parties thereto, and Deutsche Bank AG, New York Branch, as Facility Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Financing Agreement.

I.	COLLATERAL OBLIGATION INFORMATION (FOR ALL LOANS)

Obligor Name

Domicile

Eligible Currency

Obligor EBITDA (including cash and non-cash adjustments)

Pledged Amount

Purchase price

Rating (if applicable)

Moody’s Industry Classification

Servicer’s internal risk rating

C-3-1

EXHIBIT C-4

FORM OF PREPAYMENT NOTICE

Deutsche Bank AG, New York Branch

as Facility Agent

One Columbus Circle

New York, NY 10019

Attention: Asset Finance Department

Email: amit.patel@db.com, ~~james.kwak@db.com,~~ erica.flor@db.com,

christina.flowers@db.com, abs.conduits@db.com, lenderfinance_collatreview@list.db.com

State Street Bank and Trust Company

as Collateral Agent

1776 Heritage Drive JAB2

North Quincy, MA 02171

Attention: Timothy Bias

State Street Alternative Investment Solutions

Telephone: (617) 664-0771

Emil: tabias@statestreet.com

Each Agent pursuant to the Loan Financing Agreement

   , 20

RE:  Prepayment Notice: [$   ]

Gentlemen and Ladies:

This Prepayment Notice is delivered to you pursuant to Section 2.4 of the Loan Financing and Servicing Agreement, dated as of June 26, 2024 (together with all amendments or any other modifications, if any, from time to time made thereto, the “Loan Financing Agreement”), among VCSL Funding 1 LLC, as Borrower (the “Borrower”), Vista Credit Strategic Lending Corp., as Equityholder and as Servicer, State Street Bank and Trust Company, as Collateral Agent and as Collateral Custodian, the Agents and Lenders from time to time parties thereto, and Deutsche Bank AG, New York Branch, as Facility Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Financing Agreement.

The Borrower hereby notifies the addressee hereto that:

1.	A prepayment shall be made by the Borrower in an aggregate amount equal to $[ ] of Advances, which shall be allocated as follows:

SCHEDULE 1

DIVERSITY SCORE CALCULATION

The Diversity Score of any Collateral Obligation as of any date of determination is calculated as follows:

(a)	An “Issuer Par Amount” is calculated for each Obligor of a Collateral Obligation, and is equal to the aggregate Principal Balance of all Collateral Obligations issued by such Obligor.

(b)	An “Average Par Amount” is calculated by summing the Issuer Par Amounts for all Obligors, and dividing by the number of Obligors.

(c)	An “Equivalent Unit Score” is calculated for each Obligor, and is equal to the lesser of (x) one and (y) the Issuer Par Amount for such Obligor divided by the Average Par Amount.

(d)

An “Aggregate Industry Equivalent Unit Score” is then calculated for each of the Moody’s industry classification groups, shown on Schedule 2-A, and is equal to the sum of the Equivalent Unit Scores for each Obligor in such industry classification group.

(e)

An “Industry Diversity Score” is then established for each Moody’s industry classification group, shown on Schedule 2-A, by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300

Sch. 1-1

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

(f)	The Diversity Score is then calculated by summing each of the Industry Diversity Scores for each Moody’s industry classification group shown on Schedule 2-A.

Sch. 1-2

For purposes of calculating the Diversity Score, an Obligor and its Affiliates (if any) in the same Moody’s industry classification group shown on Schedule 2-A are deemed to be a single Obligor except as otherwise agreed to by Moody’s.

Sch. 1-3

SCHEDULE 2-A

MOODY’S 32 INDUSTRY CLASSIFICATION GROUP LIST

CORP - Aerospace & Defense

CORP - Automotive

CORP - Banking, Finance, Insurance & Real Estate

CORP - Beverage, Food & Tobacco

CORP - Capital Equipment

CORP - Chemicals, Plastics, & Rubber

CORP - Construction & Building

CORP - Consumer goods: Durable

CORP - Consumer goods: Non-durable

CORP - Containers, Packaging & Glass

CORP - Energy: Electricity

CORP - Energy: Oil & Gas

CORP - Environmental Industries

CORP - Forest Products & Paper

CORP - Healthcare & Pharmaceuticals

CORP - High Tech Industries

Sch. 2-A-1

CORP - Hotel, Gaming & Leisure

CORP - Media: Advertising, Printing & Publishing

CORP - Media: Broadcasting & Subscription

CORP - Media: Diversified & Production

CORP - Metals & Mining

CORP - Retail

CORP - Services: Business

CORP - Services: Consumer

CORP - Sovereign & Public Finance

CORP - Telecommunications

CORP - Transportation: Cargo

CORP - Transportation: Consumer

CORP - Utilities: Electric

CORP - Utilities: Oil & Gas

CORP - Utilities: Water

CORP – Wholesale

Sch. 2-A-2

SCHEDULE 2-B

MOODY’S 35 INDUSTRY CLASSIFICATION GROUP LIST

CORP - Aerospace & Defense

CORP ~~-~~– Automotive

CORP ~~-~~– Banking~~, Finance, Insurance & Real Estate~~

CORP - Beverage, Food & Tobacco

CORP - Capital Equipment

CORP - Chemicals, Plastics, & Rubber

CORP - Construction & Building

CORP - Consumer goods: Durable

CORP - Consumer goods: Non-durable

CORP - Containers, Packaging & Glass

CORP - Energy: Electricity

CORP - Energy: Oil & Gas

CORP - Environmental Industries

CORP - Fire: Finance

CORP - Fire: Insurance

CORP - Fire: Real Estate

CORP - Forest Products & Paper

Sch. 2-B-1

CORP - Healthcare & Pharmaceuticals

CORP - High Tech Industries

CORP - Hotel, Gaming & Leisure

CORP - Media: Advertising, Printing & Publishing

CORP - Media: Broadcasting & Subscription

CORP - Media: Diversified & Production

CORP - Metals & Mining

CORP ~~-~~– Retail

CORP - Services: Business

CORP - Services: Consumer

CORP - Sovereign & Public Finance

CORP - Telecommunications

CORP - Transportation: Cargo

CORP - Transportation: Consumer

CORP - Utilities: Electric

CORP - Utilities: Oil & Gas

Sch. 2-B-2

CORP - Utilities: Water   CORP - Wholesale

Sch. 2-B-3